UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934( Mark one)

Date of Report (Date of earliest event reported): April 17, 2003

UMB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation	0-4887 (Commission file number)	43-0903811 (IRS Employer Identification No.)

1010 Grand Boulevard Kansas City, Missouri (Address of principal executive offices)	64106 (Zip Code)

Registrant's telephone number, including area code: (816) 860-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On April 17, 2003, UMB Financial Corporation issued a press release announcing that the Board of Directors have authorized the purchase of up to one million shares of the Company's common stock during the next 12 months. A copy of this press release is attached as Exhibit 99.1.

Item 7. Financial statements and Exhibits

             (c) Exhibits

             Exhibit 99.1 - Press release dated as of April 17, 2003

Item 9. Regulation FD Disclosure

On April 17, 2003, UMB Financial Corporation issued a press release announcing its earnings release for the first quarter of 2003. A copy of this press release is attached as Exhibit 99.1.

The information furnished under Item 9 is also intended to be furnished under Item 12. Results of Operations and Financial Condition, in accordance with SEC Release 33-8216.

UMB FINANCIAL CORPORATION (Registrant)

April 17, 2003	/s/ Daniel C. Stevens Chief Financial Officer